Exhibit 10.11 - 10QSB June 30, 2003

                        ONE YEAR NOTE AND LOAN AGREEMENT

Whereas this is a legally binding note and constitutes the entire agreement between the borrower, Desert Health Products, Inc., (DHPI) and the Lender Robert Haveman , dated this 25th day of June , 2003. This agreement will become legally enforceable from the moment of receipt of loan funds in the amount of $350,000 (Three hundred fifty thousand US Dollars) into DHPI's bank account with wiring instructions as follows or by check payable to Desert Health Products, Inc.

Bank One Arizona USA
Branch 244
ABA: 1221 00024
Account Name: Desert Health Products, Inc.
Account Number: 2751 0692

This agreement shall remain in force until the above-mentioned sum is completely repaid to the Lender Robert Haveman , with full applicable interest within the one-year period Full re-payment is due and payable to lender in one year.

The rate of interest will be 10% (Ten percent) APR to be paid annually. In addition, the lender will receive a bonus remuneration from the borrower in the form of 300,000 (Three hundred thousand) shares of Rule144 common stock of DHPI.

The loan period will be for one (1) year from date of signing.

DHPI agrees that at the lender's option at the end of one year the total loan can be converted to Rule 144 common stock in the company at 80% Eighty percent) of the bid price on the previous 30 (thirty) day average.

DHPI agrees that at the lender's option the lender can purchase 300,000 (Three hundred thousand) shares of DHPI common stock at 80% of the bid price anytime within twenty-four months of the date of this agreement.

DESERT HEALTH PRODUCTS, INC.                    ROBERT HAVEMAN


S/S Johnny Shannon         6/25/03              S/S Robert Haveman       6/25/03
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Johnny Shannon, President     Date              Signature                   Date